Exhibit 10.7

STOCKHOLDERS’ AGREEMENT

BY AND AMONG

BHI HOLDING CORP.

AND

ITS STOCKHOLDERS

August 18, 2011

2

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of August 18, 2011, is entered into among (i) BHI Holding Corp., a Delaware corporation (together with its successors, the “Company”), (ii) Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI-A Limited Partnership, and Advent Partners GPE VI-A 2010 Limited Partnership, (together, the “Advent Holders”), (iii) James R. Kibler, Eric Newman, John Jordan, Cameron McRae, Tri-Arc Food Systems, Inc., Mike Bearss, the Stanley R. Smith Revocable Trust, the Matthew K. Smith Revocable Trust, the M. Bradley Smith and Michele Trufelli Living Trust, Richard Willis, Brooke Private Equity Advisors Fund II, L.P., and Brooke Private Equity Advisors Fund II(D), L.P. (together with the Advent Holders, the “Series A Holders”), and (iv) such other Persons, if any, that from time to time become parties hereto pursuant to the terms hereof (together with the Series A Holders, each a “Stockholder” and, collectively, the “Stockholders”). For purposes of this Agreement, “Series A Holder”, “Common Holder” and “Stockholder” shall each mean, if such Persons shall have Transferred any of their respective Company Securities to any of their respective Permitted Transferees (as defined below), such Persons and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such Persons may be taken at the election of such Persons and such Permitted Transferees. Capitalized terms used herein but not defined shall have the meanings given to them in the Purchase Agreement (as defined below).

WHEREAS, the Company, BHI Acquisition Corp., an indirect wholly owned subsidiary of the Company and certain of the Series A Holders and certain other Persons set forth on the signature pages thereto are parties to a Stock Purchase Agreement, dated as of June 30, 2011 (the “Stock Purchase Agreement”);

WHEREAS, the Company and certain of the Series A Holders are party to those certain Subscription Agreements, each dated as of the date hereof (the “Subscription Agreements”);

WHEREAS, the Company and certain of the Series A Holders are party to that certain Exchange Agreement, dated as of the date hereof (the “Exchange Agreement”);

WHEREAS, as a result of the consummation of the transactions contemplated by the Stock Purchase Agreement, the Exchange Agreement and the Subscription Agreements, the parties desire to enter into this Agreement to govern certain of their respective rights, duties and obligations with respect to the ownership of Company Securities;

WHEREAS, certain Persons may, from time to time, become parties to this Agreement as result of the exercise of stock options to purchase Common Stock of the Company; and

WHEREAS, the parties intend for this Agreement to become effective immediately following consummation of the transactions contemplated by the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONAL MATTERS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Bankruptcy Event” means any proceeding that shall have been instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of the Company’s property and, in the case of a proceeding instituted against the Company, either the Company shall have consented thereto or such proceeding or any of the actions sought in such proceeding shall remain undismissed or unstayed for a period of ninety (90) days (including, the entry of an order for relief against the Company or the appointment of a receiver, trustee, custodian or other similar official for the Company or any of its property).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Certificate” means the Amended and Restated Certificate of Incorporation of the Company, dated as of the date hereof, as amended from time to time.

“Charitable Put Price” means the per share value of the Company Securities as set forth on Annex A to the Exchange Agreement dated as of the date hereof to which the Company and the Stockholder are parties, multiplied by the number of Company Securities subject to a Charitable Transfer.

“Charitable Transfer” means a Transfer by a Stockholder to a Charitable Transferee pursuant to Section 3.02(b) below.

“Charitable Transferee” means any Person that is an entity to which tax deductible contributions may be made pursuant to Section 170(h) of the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s authorized shares of common stock, par value $.01 per share, and any stock into which such common stock may hereafter be converted, changed or reclassified or exchanged.

“Company Securities” means, without duplication, (i) the Series A Preferred Stock and the Common Stock, (ii) any other equity securities of the Company, and (ii) any other shares of securities convertible into, or exchangeable or exercisable for, or options, warrants or other rights to acquire, directly or indirectly, Common Stock or any other equity or equity-linked security issued by the Company, whether at the time of issuance, upon the passage of time, or the occurrence of some future event.

“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 4.01(a) hereof, (ii) securities registered on Form S-8 or any similar successor form and (iii) securities registered to effect the acquisition of or combination with another Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“IPO” means the first Public Offering by the Company after the date hereof.

“Permitted Transferee” means (A) with respect to any Stockholder which is an entity, (i) the owners, partners, stockholders or members of such Stockholder; (ii) an Affiliate (other than any “portfolio company” described below) of a Stockholder or (iii) the Company; or (B) with respect to any Stockholder which is an individual, (i) such Stockholder’s spouse, or any of such Stockholder’s lineal descendants, siblings or parents (collectively, “Relatives”); (ii) any executor, administrator or testamentary trustee of such Stockholder’s estate if such Stockholder dies; (iii) any transferee receiving Company Securities of such Stockholder by will, intestacy laws or the laws of descent or survivorship;

(iv) any trustee of a trust (including an inter vivos trust) or any other estate planning entity of which there are no principal beneficiaries (in the case of a trust) or owners, partners, stockholders or members (in the case of an entity other than a trust) other than such Stockholder or one or more Relatives of such Stockholder or one or more lineal descendents of siblings of such Stockholder; provided, however, that such transferee shall execute a Joinder Agreement or otherwise agree to be bound by the terms of this Agreement applicable to the Stockholder.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Public Offering” means an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) Common Stock owned by the Stockholders, (ii) Common Stock issuable to the Stockholders upon exercise, conversion or exchange of any option, warrant or other security of the Company and (iii) Common Stock directly or indirectly issued or issuable to the Stockholders with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in the case of each of clause (i), (ii) and (iii) above, whether owned on the date hereof or acquired hereafter; provided, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (ii) which have been sold pursuant to Rule 144 or Rule 145.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means shares of Series A Preferred Stock, par value $0.01 per share, of the Company.

“Third Party” means a prospective purchaser of Company Securities in a bona fide arm’s-length transaction (other than a Permitted Transferee of the Stockholder proposing to sell Company Securities).

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer (by merger, operation of law or otherwise) such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer (whether by merger, operation of law or otherwise) of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Advice	4.06
Agreement	Preamble
Board	1.01
Charitable Option Period	3.02(b)
Common Holder	Preamble
Common Holders	Preamble
Company	Preamble
Demand Registration	4.01(a)
Demand Request	4.01(a)
Drag-Along Sale	3.05(a)
Drag-Along Sale Notice	3.05(b)
Drag-Along Sale Price	3.05(b)
Drag Sellers	3.05(a)
Gifted Securities	3.02(b)
Inspectors	4.05(j)
Issuance Notice	3.06(a)
Joinder Agreement	Exhibit A
Joining Party	Exhibit A
Material Adverse Effect	4.01(e)
NASD	4.05(l)
Offer Acceptance Notice	3.03(b)
Offer Notice	3.03(a)
Offer Period	3.03(b)
Offer Price	3.03(a)
Offered Securities	3.03(a)
Offerees	3.03(a)
Offeror	3.03(a)
Other Holders	3.05(a)
Piggyback Holders	4.02(a)

TERM	SECTION
Put Notice	3.02(b)
Records	4.05(j)
Registration Expenses	4.07
Replacement Nominee	2.02(a)
Requesting Holders	4.01(a)
Required Filing Date	4.01(b)
Seller Affiliates	4.08(a)
Series A Holder	Preamble
Series A Holders	Preamble
Series A Preferred Stock	Preamble
Stock Purchase Agreement	Preamble
Stockholder	Preamble
Stockholders	Preamble
Stockholders Agreement	Exhibit A
Suspension Notice	4.06
Tag-Along Notice	3.04(a)
Tag-Along Notice Period	3.04(b)
Tag-Along Offer Period	3.04(b)
Tag-Along Offer Price	3.04(a)
Tag-Along Offerees	3.04(a)
Tag-Along Response Notice	3.04(b)
Tag-Along Sale	3.04(a)
Tag Seller	3.04(a)
Tagging Persons	3.04(b)
Third Party Offer	3.03(a)
Third Party Sale Period	3.03(c)

(c) Other Definitional and Interpretative Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(ii) Currency. Any reference in this Agreement to $ means U.S. dollars.

(iii) Exhibits and Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full in this Agreement and are an integral part of this Agreement.

(iv) Gender and Number. Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

(v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

(vi) Article, Section and Similar References. Unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement.

(vii) Hereby and Similar Words. Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear.

(viii) Including. The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(ix) Parties to this Agreement. Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement and their successors and permitted assigns, and does not include any third party.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01. Composition of the Board. (a) Each director shall be appointed by the Advent Holders, and the Board shall initially consist of six (6) directors, who shall initially be Steve Tadler, Steven Collins, Andrew Crawford, Tommy Haddock, James Kibler and Will Kussell. The number of directors comprising the entire Board shall be determined by the Board. Any director may be removed, with or without cause, by the Advent Holders.

(b) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, whether at any annual or special meeting, by written consent or otherwise, it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or 2.02 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in Section 2.01(a) or 2.02.

SECTION 2.02. Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:

(a) the Advent Holders may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board by delivering to the Board a notice signed by the party entitled to such nomination or proposal; and

(b) each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be or take or cause to be taken such other actions as may reasonably be required, in order to ensure that the Replacement Nominee be elected to the Board.

SECTION 2.03. Quorum. A quorum of the Board shall consist of a majority of the members of the Board. A quorum must be present at all meetings of the Board (whether in person or by telephone, videoconference or otherwise) to conduct business. A quorum must exist at all times during any meeting of the Board, including the reconvening of a meeting adjourned, in order for any action taken at such meeting to be valid.

SECTION 2.04. Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with traveling to and from and attending meetings of the Board (and any committee thereof) and while conducting business at the request of the Company.

SECTION 2.05. Grant of Proxy. Each Stockholder hereby constitutes and appoints Advent International GPE VI Limited Partnership, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact to vote all Company Securities held by such Stockholder in accordance with this Article 2. Each Stockholder acknowledges that the proxy granted hereby is irrevocable, being coupled with an interest, and will continue until the termination of this Agreement.

ARTICLE 3

RESTRICTIONS ON TRANSFER.

SECTION 3.01. General Restrictions on Transfer.

(a) Each Stockholder understands and agrees that the Company Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act. No Stockholder shall Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Company Securities were issued.

(b) Notwithstanding anything in this Agreement to the contrary, no Stockholder shall Transfer any Company Securities to any Person unless such transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement (unless such transferee is already so bound) or otherwise agree to be bound by the terms of this Agreement applicable to such Stockholder.

(c) Notwithstanding anything in this Agreement to the contrary, at any time prior to an IPO and for a period of three (3) years from the date hereof, except in connection with (i) a Drag-Along Sale, (ii) a Tag-Along Sale, (iii) a Transfer pursuant to a Permitted Transferee pursuant to Section 3.02, (iv) a Charitable Transfer or (iv) a Transfer approved by the Board, no Stockholder (other than any Advent Holder) shall Transfer any Company Securities.

(d) Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

SECTION 3.02. Permitted Transferees; Charitable Transfers.

(a) Subject to Section 3.01, any Stockholder may at any time Transfer any or all of its Company Securities to a Permitted Transferee without the consent of any Person and without compliance with Section 3.03, Section 3.04 or Section 4.01, to the extent applicable, so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. Such Stockholder must give prior written notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Company to ensure compliance with the terms of this Agreement.

(b)

(i) Subject to Section 3.01, any Stockholder may at any time make a one-time Charitable Transfer of the Company Securities such Stockholder received pursuant to the Exchange Agreement, to a Charitable Transferee, so long as (x) such Stockholder shall comply with the terms of this Section 3.02(b), (y) such Transfer has been approved in advance by the Board and (z) the Charitable Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. Such transferring Stockholder must give prior written notice to the Company of any proposed Transfer to the Charitable Transferee and such other documentation reasonably requested by the Company to ensure compliance with the terms of this Agreement.

(ii) For a period of twenty (20) days after consummation of a Charitable Transfer that has been approved by the Board (the “Charitable Option Period”), the Charitable Transferee, in its sole, absolute, and unfettered discretion, may require the Advent Holders, on a pro rata basis based on their relative ownership of Company Securities (and/or one or more designee of the Advent Holders), to purchase all (and not less than all) of the Company Securities received by such Charitable Transferee pursuant to the Charitable Transfer (the “Gifted Securities”) at the Charitable Put Price and on the following terms and conditions, by delivering to the Advent Holders, at any time within the Charitable Option Period, a written notice that it is requiring such purchase (the “Put Notice”).

(iii) The closing of any Transfer of the Gifted Securities pursuant to this Section 3.02(b) shall be held within ten (10) days after the Company’s (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) delivery of the Put Notice. At such closing, the Charitable Transferee shall Transfer all applicable Gifted Securities free and clear of all liens and encumbrances, other than those imposed by this Agreement, to the respective purchasers thereof against delivery by the purchaser of the consideration, in cash or other immediately available funds, payable therefor. The parties will execute and deliver at closing such documents as may reasonably be necessary to effect the Transfer of the Gifted Securities, as is, and the Charitable Transferee need make no representation or warranty other than standard representations and warranties regarding title to the Gifted Securities, free and clear of liens and encumbrances, authorization to consummate the Transfer, and enforceability of the documents evidencing such Transfer.

SECTION 3.03. Right of First Refusal.

(a) If, beginning on the date that is three (3) years after the date hereof, other than in connection with a Transfer to a Permitted Transferee or in connection with an IPO, a Stockholder (other than an Advent Holder) (the “Offeror”) has received a bona fide offer from a Third Party (a “Third Party Offer”) to purchase all or any portion of its Company Securities, then the Offeror shall, prior to entering into any agreement or arrangement with such Third Party with respect thereto, give written notice (the “Offer Notice”) to the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder), which shall (i) state the number and type of Company Securities proposed to be Transferred to such Third Party (the “Offered Securities”), (ii) state the name and address of such Third Party, (iii) state the proposed amount (the “Offer Price”) and type of consideration to be paid on an aggregate and per-share basis by such Third Party for the Offered Securities (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Offeror as may be reasonably necessary for the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) to analyze the value of such non-cash consideration) and all other terms and conditions of the proposed Transfer, and (iv) contain an offer to Transfer the Offered Securities to the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) pursuant to this Section 3.03(a).

(b) For a period of thirty (30) days after receipt of the Offer Notice (the “Offer Period”), the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) shall have the right, by delivering written notice (an “Offer Acceptance Notice”) to the Offeror prior to the expiration of the Offer Period, to elect to purchase, at the Offer Price and on the same terms and conditions contained in the Offer Notice, all of the Offered Securities. The failure of the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) to irrevocably elect to purchase all of the Offered Securities prior to the expiration of the Offer Period shall be deemed to be a waiver solely with respect to its right to participate in the purchase of the Offered Securities pursuant to this Section 3.03(b).

(c) If the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) does not elect to purchase all of the Offered Securities pursuant to Section 3.03(b), the Offeror may Transfer all, but not less than all, of the Company Securities proposed to be Transferred in the Third Party Offer on terms no more favorable than the terms of such Transfer set forth in the Offer Notice; provided, however, (i) any such Transfer shall be subject to the other terms and restrictions of this Agreement, and (ii) that if such Transfer is not consummated on or before ninety (90) days after the expiration of the Offer Period (the “Third Party Sale Period”), the restrictions provided for in this Section 3.03 shall again become effective, and no Transfer of such Offered Securities to the Third Party may be made thereafter by the Offeror without again offering the same to the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) in accordance with this Section 3.03.

(d) The closing of any Transfer of the Offered Securities to the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) pursuant to this Section 3.03 shall be held within forty-five (45) days after the Company’s (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) delivery of the Offer Acceptance Notice; provided, that, if such Transfer is subject to the expiration or termination of a waiting period, such period shall be extended until five (5) Business Days after the waiting period expires or is terminated, or at such other time and place as the parties to the transaction may agree. At such closing, the Offeror shall Transfer all such Company Securities free and clear of all liens and encumbrances, other than those imposed by this Agreement, to the respective purchasers thereof against delivery by the purchaser of the consideration payable therefor.

SECTION 3.04. Tag-Along Rights.

(a) If any Advent Holder (a “Tag Seller”) proposes to Transfer any Company Securities to any Third Party or Third Parties (other than pursuant to Section 3.05, to a Permitted Transferee or in connection with an IPO) in a single transaction or in a series of related transactions and, if applicable, such Company Securities have been offered to, but not purchased by, the Company (and/or its assigned designee, which may include the Advent Holders or any other Stockholder) in accordance with the provisions set forth in Section 3.03 (a “Tag-Along Sale”), then the Tag Seller shall give written notice (the “Tag-Along Notice”) to the Company and each other Stockholder (the “Tag-Along Offerees”), which shall (i) state the number and type of Company Securities proposed to be Transferred to such Third Party, (ii) state the name and address of such Third Party, (iii) state the proposed amount (the “Tag-Along Offer Price”) and type of consideration to be paid on an aggregate and a per-share basis by such Third Party for the Company Securities proposed to be Transferred and all other material terms and conditions of the proposed Transfer, (iv) state the proposed Transfer date, (v) contain an offer for each Tag-Along Offeree to participate in such Transfer pursuant to this Section 3.04.

(b) For a period of twenty (20) days after receipt of the Tag-Along Notice (the “Tag-Along Offer Period”), each Tag-Along Offeree shall have the right, by delivering written notice (a “Tag-Along Response Notice”) to the Company and the Tag Seller prior to the expiration of the Tag-Along Offer Period, to elect to include in the proposed Transfer all or any portion of its pro rata portion of the Company Securities proposed to be Transferred in such Tag-Along Sale, which pro rata portion shall not be in excess of the proportion that the number of shares of fully-diluted Common Stock owned by such Tag-Along Offeree bears to the aggregate number of shares of fully-diluted Common Stock owned by the Tag Seller and all Tag-Along Offerees that elect to include Company Securities in the Tag-Along Sale pursuant to this Section 3.04 (the “Tagging Persons”). The Tag Seller shall reduce to the extent necessary the number of Company Securities it otherwise would have sold in the proposed Transfer so as to permit the Tagging Persons to sell the Company Securities elected by them to be included in the Tag-Along Sale. A Tagging Person’s participation in a Tag-Along Sale is conditioned upon (i) the consummation of the transactions contemplated in the Tag-Along Notice with the transferee named therein and (ii) such Tagging Person’s execution and delivery of all agreements and other documents as the Tag Seller executes and delivers in connection with the Tag-Along Sale. The consummation of the Tag-Along Sale shall be in accordance with the terms and conditions set forth in the Tag-Along Notice and each participating Tagging Person shall receive the same consideration per Company Security as received by the Tag Seller and shall otherwise be on the terms no less favorable than those on which the Tag Seller is selling its Company Securities in such Tag-Along Sale.

(c) Each of the Tagging Persons shall, upon request, deliver to the Tag Seller the certificate or certificates representing the Company Securities of such Tagging Persons to be included in the Tag-Along Sale, duly endorsed, in proper form for Transfer, together with an irrevocable power-of-attorney authorizing the Tag Seller to Transfer such Company Securities and to execute and deliver on behalf of such Tagging Persons all other documents required to be executed in connection with such transaction on the terms set forth in the Tag-Along Notice.

(d) Upon the consummation of the Tag-Along Sale, the Tag Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Shares of the Tagging Persons Transferred pursuant thereto, and (iii) furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by such Tagging Persons.

(e) If none of the Tag Along Offerees gives the Tag Holder a Tag-Along Response Notice prior to the expiration of the twenty (20)-day period for giving Tag-Along Response Notices with respect to the Transfer proposed in the Tag Along Notice, then the Tag Holder may Transfer such shares on the terms and conditions no more favorable than those set forth, and to or among any of the Third Parties identified, in the Tag Along Notice at any time within ninety (90) days after expiration of the 20-day period for giving Tag-Along Response Notices with respect to such Transfer. Any such Offered Shares not Transferred pursuant to this Section 3.04(e) during such 90-day period will again be subject to the provisions of Section 3.04(a) upon subsequent Transfer.

(f) This Section 3.04 shall not apply to any Transfer of Company Securities in a Drag-Along Sale for which the Drag Sellers shall have elected to exercise their rights under Section 3.05.

SECTION 3.05. Drag-Along Rights.

(a) If the Advent Holders (the “Drag Sellers”) propose to effect a Transfer of Company Securities representing more than a majority of the outstanding Company Securities to any Person in a single transaction or in a series of related transactions (a “Drag-Along Sale”), the Drag Sellers may at their option require each other Stockholder (the “Other Holders”), to Transfer a portion of its Company Securities that represents the same percentage of the Company Securities held by such Other Holder as the number of Company Securities being sold by the Drag Sellers in the Drag-Along Sale bears to the total number of Company Securities held by the Drag Sellers. For example, if the Drag Sellers are selling Company Securities that represent 70% of the Company Securities held by such Drag Seller (determined on an as-converted or as-exercised basis), then each Other Holder shall be required to sell Company Securities that represent 70% of the Company Securities held by such Other Holder (on an as-converted or as-exercised basis).

(b) The Drag Sellers shall provide written notice of such Drag-Along Sale to the Company and the Other Holders (a “Drag-Along Sale Notice”) not less than ten (10) days prior to the consummation of the proposed Drag-Along Sale. The Drag-Along Sale Notice shall (i) state the number and type of Company Securities proposed to be Transferred to such Third Party, (ii) state the name of such Third Party and (iii) state the proposed amount (the “Drag-Along Sale Price”) and type of consideration to be paid by such Third Party for the Company Securities proposed to be Transferred and all other material terms and conditions of the Drag-Along Sale.

(c) Each Other Holder shall be required to participate in the Drag-Along Sale on the same terms and conditions as and applicable to the Drag Sellers and, whether in the capacity as a seller of Company Securities, holder of Company Securities, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be reasonably necessary or desirable in order to consummate such Drag-Along Sale, including, (i) voting their respective Company Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale and (iii) executing and delivering such documents, consents, assignments and other instruments as may reasonably be necessary to effect the Drag-Along Sale.

(d) In connection with any Drag-Along Sale, each Other Holder shall receive their pro rata portion of the consideration for the Company Securities sold or otherwise disposed of pursuant to the Drag-Along Sale (after deduction of the proportionate share of: (i) amounts paid into escrow or held back, in the reasonable determination of the Advent Holders, for indemnification or post-closing expenses; and (ii) amounts subject to post-closing purchase price adjustments).

(e) Each Other Holder hereby grants to each Drag Seller, an irrevocable proxy to vote, including in any action by written consent, such Other Holder’s Company Securities in accordance with such Other Holder’s agreements in this Section 3.05.

(f) The Other Holders shall, upon request, deliver to the Drag Sellers the certificate or certificates representing the Company Securities of such Other Holders to be included in the Drag-Along Sale, duly endorsed, in proper form for Transfer, together with an irrevocable power-of-attorney authorizing the Drag Sellers to Transfer such Company Securities and to execute and deliver on behalf of such Other Holder all other documents required to be executed in connection with such transaction on the terms set forth in the Drag-Along Notice; provided, however, that if the Drag-Along Sale is terminated, the Drag Sellers shall promptly return to the Other Holders all certificates and other applicable instruments representing the Company Securities that such Other Holders delivered for Transfer and any power-of-attorney previously delivered in connection with such proposed Transfer.

(g) If requested by the Drag Sellers, the Company will (i) cooperate with the proposed transferee and their respective advisors, to facilitate and effect any Drag-Along Sale, (ii) enter into definitive agreements as are customary for transactions of the nature of the proposed Drag-Along Sale and (iii) pay all reasonable costs and expenses incurred by the Drag Sellers or the Company in connection with any proposed Drag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions.

(h) Notwithstanding anything contained in this Section 3.05, there shall be no liability on the part of the Drag Sellers to the Other Holders (other than the obligation to return any certificates and instruments evidencing Company Securities and powers-of-attorney received by the Drag Sellers) if the Transfer of Company Securities pursuant to this Section 3.05 is not consummated for whatever reason, regardless of whether the Drag Sellers have delivered a Drag-Along Sale Notice. The decision to effect a Transfer of Company Securities pursuant to this Section 3.05 by the Drag Sellers is in the sole and absolute discretion of the Drag Sellers.

SECTION 3.06. Additional Provisions Related to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 3.04 or Section 3.05 to the contrary, in connection with a Tag-Along Sale under Section 3.04 or a Drag-Along Sale under Section 3.05:

(a) Upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Stockholders participating therein will receive the same form and amount of consideration per Company Security, or, if any Stockholder is given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option.

(b) Each Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Stockholder shall be obligated (A) to make any representations or warranties except as to such Stockholder, (B) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, or (C) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including, without limitation, under any indemnity, in each case in excess of the lesser of (1) its pro rata share of such liability and (2) the gross proceeds realized by such Stockholder in such sale.

(c) In the event the consideration to be paid in exchange for Company Securities in a Tag-Along Sale or a Drag-Along Sale includes any securities, and the receipt thereof by a Stockholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale or a Drag-Along Sale or (ii) the provision to any Tag-Along Seller or Drag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale or Drag-Along Sale, then such Stockholder shall not have the right to sell Company Securities in such proposed Tag-Along Sale or Drag-Along Sale. In the cause of either clause (i) or (ii) above, the Tag-Along Seller or Drag-Along Seller, as the case may be, shall (a) in the case of a Tag-Along Sale, have the right, but not the obligation, and (b) in the case of a Drag-Along Sale, have the obligation, to cause to be paid to such Stockholder in lieu thereof, against surrender of the Company Securities which would have otherwise been Transferred by such Stockholder to the prospective purchaser in the proposed Tag-Along Sale or a Drag-Along Sale, an amount in cash equal to the fair market value (as determined in the reasonable determination of the Board) of such Company Securities as of the date such securities would have been issued in exchange for such Company Securities.

SECTION 3.07. Preemptive Rights.

(a) After the date hereof and prior to the consummation of an IPO, the Company shall give each of the Stockholders that is an “accredited investor” (as such term is defined in Rule 501(c) of the Securities Act) written notice (an “Issuance Notice”) of any proposed issuance by the Company of shares of a specified class of Company Securities at least twenty (20) days prior to the proposed issuance date. The Issuance Notice shall specify the class of Company Securities to be issued, the number of shares of such specified class of Company Securities to be issued, the price at which such Company Securities are proposed to be issued and the other material terms and conditions of the issuance. Each Stockholder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Company Securities such that upon consummation of such proposed issuance such Stockholder shall own the same percentage of Company Securities on a fully diluted basis as it did immediately prior to such issuance.

(b) Each Stockholder may exercise its rights under this Section 3.07 by delivering written notice of its election to purchase such Company Securities to the Company within ten (10) days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of shares of the class of Company Securities requested to be purchased by the Stockholder submitting such notice) by such Stockholder shall constitute a binding agreement of such Stockholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares and the specified class of Company Securities specified in such Stockholder’s notice. If, at the termination of such ten (10) day-period, any Stockholder has not exercised its right to purchase any of its pro rata share of such Company Securities, such Stockholder shall be deemed to have waived all of its rights under this Section 3.07 with respect to, and only with respect to, the purchase of such Company Securities specified in the Issuance Notice.

(c) The closing of any issuance of Company Securities to a Stockholder pursuant to this Section 3.07 shall take place at the time and in the manner provided in the Issuance Notice. The Company shall be under no obligation to consummate any proposed issuance of Company Securities, nor shall there be any liability on the part of such entity to any Stockholder, if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 3.07 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(d) The preemptive rights under this Section 3.07 shall not apply to issuances or sales of Company Securities (i) to employees, officers and/or directors of the Company pursuant to employee benefit or similar plans or arrangements of the Company, (ii) upon exercise, conversion or exchange of Company Securities outstanding as of the date hereof or which, when issued, were subject to or exempt from the preemptive rights, (iii) distributed or set aside ratably to all holders of a class of Company Securities on a per share equivalent basis, including without limitation the Series A Preferred Stock pursuant to Section 2 of the Company’s Certificate (iv) in, or in connection with, an IPO or a merger of the Company with or into another Person or an acquisition by the Company of another Person or substantially all the assets of another Person, (v) as a bona-fide “equity kicker” to a lender in connection with a third party debt financing, or (vi) granted as part of a commercial arrangement with the Company and strategic partners, landlords, franchisees, suppliers, customers, investment bankers or other professional advisors.

(e) Notwithstanding anything herein to the contrary, if the Board determines in good faith that complying with the provisions of this Section 3.07 prior to an issuance of Company Securities may negatively impact the Company or such issuance process, then the Company may wait until up to fifteen (15) days after the closing of the issuance of the applicable Company Securities to send an Issuance Notice and otherwise comply with the provisions of this Section 3.07.

ARTICLE 4

REGISTRATION RIGHTS

SECTION 4.01. Demand Registration.

(a) At any time after 180 days after the IPO effective date, the Advent Holders may request (the “Requesting Holders”, which term shall include parties deemed “Requesting Holders” pursuant to Section 4.01(f) hereof), in writing (a “Demand Request”), that the Company effect the registration under the Securities Act of all or part of its or their Registrable Securities (a “Demand Registration”).

(b) Each Demand Request shall specify the number of Registrable Securities proposed to be sold. Subject to Section 4.01(g), the Company shall file the Demand Registration within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) and as soon as practicable and in any event shall use all reasonable best efforts to cause the same to be declared effective by the SEC or, if eligible, to become automatically effective as promptly as practicable after such filing.

(c) A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Securities and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, however, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(d) The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering. The Requesting Holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. No Person may participate in any registration pursuant to Section 4.01(a) unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements described above and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Person’s ownership of his or its Registrable Securities to be transferred free and clear of all liens, claims and encumbrances, (B) such Person’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, provided, further, that such liability will be limited to the net amount received by such Person from the sale of his or its pursuant to such registration; and provided; further, that if the Company cannot include such provisions in any underwriting agreement, then the Company shall indemnify such Person to the fullest extent permitted by law with respect to any loss resulting from the underwriting agreement differing from the provisions of this Agreement.

(e) No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a “Material Adverse Effect”). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Securities proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Securities of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Securities requested to be included in such registration by each such Requesting Holder.

(f) Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other holders of Registrable Securities, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Stockholders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 4.01(f).

(g) The Company may defer the filing (but not the preparation) of a registration statement required by Section 4.01(a) until a date not later than 180 days after the Required Filing Date (or, if longer, ninety (90) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Company and its Stockholders or (ii) prior to receiving the Demand Request, the Board had determined to effect a registered underwritten Public Offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 4.01(g) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4.01(g), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 4.01(g) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 4.01(g) only once.

SECTION 4.02. Piggyback Registrations.

(a) Each time the Company proposes to register the offering of any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Securities, the Company shall give prompt written notice to each holder of Registrable Securities (collectively, the “Piggyback Holders”) (which notice shall be given not less than thirty (30) days prior to the effective date of the Company’s registration statement), which notice shall offer each such Piggyback Holder the opportunity to include any or all of its or his Registrable Securities in such registration statement, subject to the limitations contained in Section 4.02(b) hereof. Each Piggyback Holder who desires to have its or his Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Company. Any Stockholder shall have the right to withdraw such Piggyback Holder’s request for inclusion of such Piggyback Holder’s Registrable Securities in any registration statement pursuant to this Section 4.02(a) by giving written notice to the Company of such withdrawal. Subject to Section 4.02(b) below, the Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b) If the managing underwriter advises the Company that the inclusion of Registrable Securities requested to be included in the registration statement would cause a Material Adverse Effect, the Company will be obligated to include in the registration statement, as to each Requesting Holder and Piggyback Holder, only a portion of the shares such Stockholder has requested be registered equal to the product of: (i) the ratio which such Stockholder’s requested shares bears to the total number of shares requested to be included in such registration statement by all Persons (including Requesting Holders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement; and (ii) the maximum number of that the managing underwriter advises may be sold in an offering covered by the registration statement without a Material Adverse Effect. If as a result of the provisions of this Section 4.02(b) any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include its Registrable Securities in such registration statement. No Person may participate in any registration statement hereunder unless such Person (i) agrees to sell such person’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Person’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Person’s power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion to, and provided, further, that such liability will be limited, to the net amount received by such Person from the sale of his or its pursuant to such registration.

SECTION 4.03. Registration on Form S-3.

(a) After twelve (12) months following an IPO, if any, a Stockholder may request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) or any similar short-form registration statement, for a Public Offering of Registrable Securities, if the reasonably anticipated gross proceeds from all resales covered thereunder would exceed $10,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering. Following such a request, the Company shall (i) within ten (10) days of the receipt by the Company of such notice, give written notice of such proposed registration to all other Stockholders and (ii) as soon as practicable, shall use its reasonable best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such to be qualified in such jurisdictions as the Stockholders may reasonably request together with all or such portion of the of any Stockholders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be required to effect more than two (2) such registrations pursuant to this Section 4.03(a) in any twelve (12) month period. After the IPO, the Company will use its best efforts to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. The provisions of Section 4.01(d) shall be applicable to each registration initiated under this Section 4.03(a).

(b) The Company may defer the filing (but not the preparation) of a registration statement required by Section 4.03(a) until a date not later than 120 days after the date which is 90 days after the request to file on Form S-3 (or, if longer, 120 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives a request to register shares on Form S-3, the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Company and its Stockholders or (ii) prior to receiving the request to register shares on Form S-3, the Board had determined to effect a registered underwritten Public Offering of the Company’s securities for the Company’s account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 4.03(b) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 4.03(b), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 4.03(b) and a general statement of the reason for such deferral and an approximation of the anticipated delay. The Company may defer the filing of a particular registration statement pursuant to this Section 4.03(b) only once.

SECTION 4.04. Holdback Agreement. Upon the request of the managing underwriter, each of the Company and the Stockholders entitled to participate in such registration agrees (and the Company agrees, in connection with any underwritten registration, to use its best efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or other equity securities during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 180 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Securities on a pro rata basis in accordance with the number of Registrable Securities held by each seller.

SECTION 4.05. Registration Procedures. Whenever any Stockholder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 4.06 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use its best efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of the jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of the Registrable Securities may reasonably request); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

(e) promptly notify each seller and each underwriter and if requested by any such Person, confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f) make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(g) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(h) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(i) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(j) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (j) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) the Inspector of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(k) furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

(l) cause the Company Securities included in any registration statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. (“NASD”). Automated Quotation System or the Nasdaq National Market if the Company Securities so qualify;

(m) provide a transfer agent and registrar for all registered hereunder and provide a CUSIP number for the Registrable Securities included in any registration statement not later than the effective date of such registration statement;

(n) cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(p) notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(q) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities;

(r) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration; and

(s) advise each seller of such Registrable Securities, promptly after the Company receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

SECTION 4.06. Suspension of Dispositions. Each Stockholder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 4.05(e)(iii) such Stockholder will forthwith discontinue disposition of Registrable Securities until such Stockholder’s receipt of the copies of the supplemented or amended prospectus, or until such Stockholder is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than permanent file copies then in Stockholder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 4.05(b) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

SECTION 4.07. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article IV including, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities that are the subject of such registration), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities), messenger and delivery expenses, the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Securities being included in any particular registration statement) (all such expenses being herein called “Registration Expenses”) will be borne by the Company whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities or any counsel (except as provided above), accountants or other persons retained or employed by the Stockholders.

SECTION 4.08. Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by applicable law, each seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, attorneys’ fees and disbursements except as limited by Section 4.08(c)) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 4.08(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, reasonable attorneys’ fees and disbursements except as limited by Section 4.08(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or any preliminary prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 4.08(a) or Section 4.08(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.08(d) were determined by pro rata allocation (even if the Stockholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.08(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 4.08(c), defending any such action or claim. Notwithstanding the provisions of this Section 4.08(d), no Stockholder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Stockholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Stockholders’ obligations in this Section 4.08(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 4.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.08(a) and Section 4.08(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 4.08(d) subject, in the case of the Stockholders, to the limited dollar amounts set forth in Section 4.08(b).

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

SECTION 4.09. Current Public Information. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Stockholder, so long as such Stockholder owns any , upon request by such Holder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

ARTICLE 5

CERTAIN COVENANTS AND AGREEMENTS

SECTION 5.01. Conflicting Agreements. Each Stockholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with this Agreement.

ARTICLE 6

MISCELLANEOUS

SECTION 6.01. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement or of any rights or obligations hereunder may assigned to the extent provided herein, provided that any assignee shall be required to execute a joinder agreement in the form attached at Exhibit A prior to any such assignment.

SECTION 6.02. Legends.

(a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Stockholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.”

(b) If any Company Securities shall become freely transferable under the Securities Act, upon the written request of the Stockholder thereof, the Company shall issue to such Stockholder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 6.02(a) endorsed thereon. The Company may request that the Stockholder provide a written opinion of legal counsel reasonably acceptable to the Company stating that such Company Securities are freely transferable under the Securities Act. If any Company Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company, upon the written request of the Stockholder thereof, shall issue to such Stockholder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 6.02(a) endorsed thereon.

SECTION 6.03. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Advent Holders, to:

c/o Advent International Corp.

75 State Street

Boston, MA 02109

Attention: Steven J. Collins

Phone: 617-951-9400

Facsimile: 917-951-0566

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Marilyn French

Phone: (617) 772-8319

Facsimile: (617) 772-8333

Email: marilyn.french@weil.com

If to the Company, to:

BHI Holding Corp.

c/o 9432 Southern Pine Blvd.

Charlotte, NC 28273

Attention: Eric M. Newman

Facsimile:: 704-378-2036

Email: enewman@bojangles.com

with a copy (which shall not constitute notice) to the Advent Holders:

c/o Advent International Corp.

75 State Street

Boston, MA 02109

Attention: Steven J. Collins

Phone: 617-951-9400

Facsimile: 917-951-0566

and another copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Attention: Marilyn French

Phone: (617) 772-8319

Facsimile: (617) 772-8333

Email: marilyn.french@weil.com

If to any other Stockholder, to such Stockholder at the applicable address set forth at Schedule B;

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 6.04. Waiver; Amendment; Termination.

(a) The parties hereto may not amend, modify or supplement this Agreement except pursuant to a written instrument making specific reference to this Agreement that is executed by (i) the Company and (ii) the holders of a majority of Series A Preferred Stock; provided, however, that any waiver, amendment or modification that adversely affects a Stockholder in a materially different respect as compared to all other Stockholders (other than as a result of disproportionate ownership percentages) shall require the prior written consent of a majority of such Stockholders so adversely affected.

(b) The parties hereto may not waive any provision of this Agreement except pursuant to a written instrument signed by the party or parties hereto against whom enforcement of such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, operates as a waiver or estoppel thereof. No single or partial exercise of any right, power or remedy under this Agreement by any party hereto precludes any other or further exercise thereof or the exercise of any other right, power or remedy.

(c) This Agreement shall terminate upon the earlier to occur of (i) consummation of an IPO, (ii) consummation of a Liquidity Event (as defined in the Certificate), (iii) a Bankruptcy Event and (iv) written consent of each Stockholder; provided, however, the provisions of Article 4, shall survive an IPO.

SECTION 6.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement, (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 6.06. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and any claim, controversy or other dispute hereunder or in connection herewith (whether by contract, statute, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

SECTION 6.07. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

SECTION 6.08. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BHI HOLDING CORP.

By:	/s/ Steven Collins
Name:	Steven Collins
Title:	President

[Signature Page to Stockholders’ Agreement]

Advent International GPE VI Limited Partnership
Advent International GPE VI-A Limited Partnership
Advent International GPE VI-B Limited Partnership
Advent International GPE VI-F Limited Partnership
Advent International GPE VI-G Limited Partnership
By:	GPE VI GP Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins ,
Steven Collins
Vice President

Advent International GPE VI-C Limited Partnership
Advent International GPE VI-D Limited Partnership
Advent International GPE VI-E Limited Partnership
By:	GPE VI GP (Delaware) Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins ,
Steven Collins
Vice President

Advent Partners GPE VI 2008 Limited Partnership
Advent Partners GPE VI 2009 Limited Partnership
Advent Partners GPE VI 2010 Limited Partnership
Advent Partners GPE VI – A Limited Partnership
Advent Partners GPE VI –A 2010 Limited Partnership
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins ,
Steven Collins
Vice President

[Signature Page to Stockholders’ Agreement]

/s/ James R. Kibler
JAMES R. KIBLER

[Signature Page to Stockholders’ Agreement]

/s/ M. John Jordan
M. JOHN JORDAN

[Signature Page to Stockholders’ Agreement]

/s/ Eric M. Newman
ERIC M. NEWMAN

[Signature Page to Stockholders’ Agreement]

SERIES A HOLDERS:

TRI-ARC FOOD SYSTEMS, INC.

By:	/s/ Tommy L. Haddock
Name:	Tommy L. Haddock
Title:	President

[Signature Page to Stockholders’ Agreement]

/s/ Mike J. Bearss
MIKE J. BEARSS

[Signature Page to Stockholders’ Agreement]

/s/ Cameron McRae
CAMERON MCRAE

[Signature Page to Stockholders’ Agreement]

By:	/s/ M. Bradley Smith
Name:	M. Bradley Smith, Trustee
M. Bradley Smith and Michele Trufelli Living Trust

[Signature Page to Stockholders’ Agreement]

By:	/s/ Richard Willis
Name:	Richard Willis

[Signature Page to Stockholders’ Agreement]

Brooke Private Equity Advisors Fund II, L.P.

By: Brooke Private Equity Advisors II, L.P. Its: General Partner

By: Brooke Private Equity Management II LLC Its: General Partner

By:	/s/ Lynn Wilkins
Name:	Lynn Wilkins
Title:	Vice President of Finance and Administration

Brooke Private Equity Advisors Fund II (D), L.P.

By: Brooke Private Equity Advisors II, L.P. Its: General Partner

By: Brooke Private Equity Management II LLC Its: General Partner

By:	/s/ Lynn Wilkins
Name:	Lynn Wilkins
Title:	Vice President of Finance and Administration

[Signature Page to Stockholders’ Agreement]

By:	/s/ Stanley R. Smith
Name:	Stanley R. Smith, Trustee
Stanley R. Smith Revocable Trust

[Signature Page to Stockholders’ Agreement]

By:	/s/ Matthew K. Smith
Name:	Matthew K. Smith, Trustee
Matthew K. Smith Revocable Trust

Signed by Antony Abbiati under LPDA

[Signature Page to Stockholders’ Agreement]

Page

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of [            ], 20[    ], (the “Stockholders Agreement”) among BHI Holding Corp. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Stockholder” or “Series A Holder” as applicable, and under the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Securities (to the extent permitted by the Stockholders Agreement) as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

i

Page

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                      ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [___] day of [_________], 200[_]:

BHI HOLDING CORP.

By:
Name:
Title:

ii

Page

SCHEDULE A

SERIES A HOLDERS

iii